UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2026

Bogota Financial Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39180	84-3501231
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

819 Teaneck Road, Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 862-0660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BSBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 31, 2026, Bogota Financial Corp. (the “Company”), the parent company of Bogota Savings Bank (the “Bank”), and Bogota Financial, MHC, the Company’s mutual holding company parent (the “MHC” and, together with the Company and the Bank, the “Bogota Entities”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GSL Savings Bank, pursuant to which GSL Savings Bank will merge with and into the Bank, with the Bank as the surviving institution (the “Merger”).

Under the terms of the Merger Agreement, depositors of GSL Savings Bank will become depositors of the Bank and will have the same rights and privileges in the MHC as if their accounts had been established at the Bank on the date established at GSL Savings Bank. As part of the transactions contemplated by the Merger Agreement, at the effective time of the Merger, the Company will issue additional shares of its common stock to the MHC in an amount equal to the fair value of GSL Savings Bank as determined by an independent appraiser.

The Merger Agreement has been unanimously approved by the Boards of Directors of each of the Company and the Bank, the Board of Trustees of the MHC and the Board of Directors of GSL Savings Bank. Subject to the receipt of all required regulatory and other approvals, and the satisfaction or waiver of other customary closing conditions, the parties currently anticipate that the transactions contemplated by the Merger Agreement will close in the second half of 2026.

The Merger Agreement contains customary representations and warranties from the Bogota Entities and GSL Savings Bank, each with respect to their respective businesses. Each party has also agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the effective time of the Merger. Under the Merger Agreement, GSL Savings Bank has agreed that, subject to certain exceptions, it will not, and will cause its representatives not to, solicit, initiate, encourage or take any action to facilitate (including by providing non-public information) any inquiries or proposals with respect to any third-party acquisition proposals. The Merger Agreement provides certain termination rights for each of the Bogota Entities and GSL Savings Bank, and further provides that if the Merger Agreement is terminated as a result of either party’s willful or intentional breach of the terms of the Merger Agreement, then the breaching party will reimburse the non-breaching party for its transaction expenses up to $400,000. The Merger Agreement also requires GSL Savings Bank to pay the Bogota Entities a termination fee of $750,000 if the Merger Agreement is terminated under certain circumstances.

As described above, the consummation of the Merger is subject to customary closing conditions, including, but not limited to, (1) receipt of all required regulatory and other approvals and (2) the absence of any law or order prohibiting the closing. In addition, each party’s obligation to consummate the Merger is subject to certain other customary conditions, including (1) the accuracy of the representations and warranties of the other party subject to certain materiality standards and (2) compliance in all material respects by the other party with its covenants.

The Merger Agreement includes customary representations, warranties and covenants of the Bogota Entities and GSL Savings Bank made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business or financial information about the Bogota Entities or GSL Savings Bank. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between the Bogota Entities and GSL Savings Bank rather than establishing matters of fact, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to the Merger Agreement.

The foregoing description of the Merger Agreement is included to provide information regarding its terms and does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

In connection with the Merger Agreement, the Bank has entered into an employment agreement with Frank Giancola, President and Chief Executive Officer of GSL Savings Bank, pursuant to which Mr. Giancola will become Executive Vice President and Chief Operating Officer of the Bank. The employment agreement becomes effective, and is contingent, upon the completion of the Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed above, the Bank and Mr. Giancola have entered into an employment agreement that will become effective as of, and be contingent on, the closing of the Merger. The employment agreement is for a two-year term commencing on the effective date of the Merger and sets forth the terms and conditions of Mr. Giancola’s employment with the Bank following the closing of the Merger.

The employment agreement provides for a base salary of $250,000 per year, which may be increased, but not decreased, during the term. In addition, Mr. Giancola will be eligible for an annual bonus opportunity of no less than 20% of his base salary. Mr. Giancola will also be entitled to participate in the employee benefit plans that the Bank offers to senior management.

The Bank may terminate Mr. Giancola’s employment with or without “cause” (as defined in the employment agreement) at any time, and Mr. Giancola may resign with or without “good reason” (as defined in the employment agreement) at any time. If Mr. Giancola’s employment is terminated by the Bank without cause (other than due to death or disability) or if Mr. Giancola voluntary resigns for “good reason” (in either case a “qualifying termination event”), the employment agreement provides that the Bank will pay Mr. Giancola a cash severance payment equal to his base salary for the remaining term of the employment agreement payable in bi-weekly installments. In addition, Mr. Giancola will be entitled to receive 12 consecutive monthly cash payments equal to the cost of the monthly premiums to continue Mr. Giancola’s health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Such payments are contingent on Mr. Giancola signing and not revoking a general waiver and release of claims acceptable to the Bank.

If a qualifying termination event occurs on or after a “change in control” (as defined in the employment agreement) of the Bank or the Company, Mr. Giancola will be entitled to a lump sum severance payment, payable within 30 days of the qualifying termination, equal to his (1) annual base salary in effect as of the date of his termination or immediately prior to the change in control, whichever is higher; and (2) the average annual cash bonus earned for the three most recently completed performance periods prior to the change in control. In addition, Mr. Giancola will be entitled to receive 12 consecutive monthly cash payments equal to the cost of the monthly premiums to continue Mr. Giancola’s health insurance coverage under COBRA.

The employment agreement contains confidentiality provisions, non-solicit of employees and customers restrictions for one year following termination of employment, and non-compete restrictions that expire no later than 27 months following the effective date of the Merger. Such restrictions are not applicable to a termination of employment occurring in connection with or subsequent to a change in control.

The foregoing summary of the terms and conditions of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events

On June 1, 2026, the Company and GSL Savings Bank issued a joint press release announcing that the Bogota Entities and GSL Savings Bank had entered into the Merger Agreement. The joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements about the Bogota Entities and GSL Savings Bank. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” “project” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: (1) the businesses of the Bank and GSL Savings Bank may not be combined successfully, or such combination may take longer than expected; (2) the cost savings from the merger may not be fully realized or may take longer than expected to be realized; (3) operating costs, customer loss and business disruption following the merger may be greater than expected; (4) higher than expected transaction expenses in the merger or unexpected events; (5) regulatory approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with regulatory approvals of the merger or otherwise; (6) the integration of operations, systems and personnel may not be as successfully achieved as expected; (7) changes in the interest rate environment; (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9) general economic conditions and increased competitive pressure; (10) conditions within the securities markets; (11) changes in legislation, regulations and policies; (12) the imposition of tariffs or other domestic or international governmental policies and retaliatory responses; (13) the impact of a potential federal government shutdown; and (14) the current or anticipated impact of military conflict, terrorism or other geopolitical events. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov).

None of the Bogota Entities or GSL Savings Bank undertake an obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 31, 2026, by and among Bogota Financial, MHC, Bogota Financial Corp., Bogota Savings Bank and GSL Savings Bank*

10.1	Employment Agreement, dated May 31, 2026, by and between Bogota Savings Bank and Frank Giancola

99.1	Press release dated June 1, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Except as otherwise noted in this Current Report on Form 8-K, schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOGOTA FINANCIAL CORP.

DATE: June 1, 2026	By:	/s/ Kevin Pace
Kevin Pace
President and Chief Executive Officer